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                                                                          File
                                                                         Number
                                                                         898434

                                   Exhibit 5.1

                                December 20, 2002

Realty Income Corporation
220 West Crest Street
Escondido, California 92025-1707

          Re:  Realty Income Corporation
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities, having an aggregate initial offering price of up to $500,000,000 (collectively, the "Securities"):
(a) Common Stock, $1.00 par value per share, of the Company ("Common Stock"),
(b) Preferred Stock, $1.00 par value per share, of the Company ("Preferred Stock") and (c) Debt Securities ("Debt Securities"), all covered by the above-referenced Registration Statement, and any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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Realty Income Corporation
December 20, 2002
Page 2


     3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board of Directors"), relating to the registration of the Securities on Form S-3, certified as of a recent date by an officer of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by an officer of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
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Realty Income Corporation
December 20, 2002
Page 3


     5. The issuance and terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors, or a duly authorized committee thereof, in accordance with Maryland law and the Charter and Bylaws (with such approval referred to herein as the "Corporate Proceedings").

     6. The form of certificates or other instruments or documents representing the Securities will conform in all respects to the requirements of Maryland law.

     7. None of the Securities will be issued, sold or transferred in violation of Article VII of the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     3. Upon completion of all Corporate Proceedings relating to the Preferred Stock and the due execution, countersignature and delivery of certificates representing the Preferred Stock, the Preferred Stock will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     4. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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Realty Income Corporation
December 20, 2002
Page 4


     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                       Very truly yours,


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